EXHIBIT 21

                              List of Subsidiaries




                                              JURISDICTION       PERCENT
                                                  OF               OF
         NAME OF CORPORATION                 INCORPORATION      OWNERSHIP
-----------------------------------------    -------------      ---------

Winnebago Industries, Inc.                       Iowa            Parent
Winnebago Health Care Management Company         Iowa             100%
Winnebago Acceptance Corporation                 Iowa             100%
Winnebago R.V., Inc.                           Delaware           100%